                                                                  EXHIBIT 10.11
_______________________________________________________________________________
_______________________________________________________________________________

                                 OPEN-END

                       MORTGAGE AND SECURITY AGREEMENT

                                  from

                ENVIRONMENTAL PURIFICATION INDUSTRIES COMPANY

                                   to

                      SOCIETY BANK & TRUST, Trustee


                        _________________________

                              $5,745,000
                   Toledo-Lucas County Port Authority
                       Development Revenue Bonds
                      (Northwest Ohio Bond Fund)
                             Series 1989D

                        _________________________

                                Dated

                                as of

                          December 15, 1989


_______________________________________________________________________________
_______________________________________________________________________________

Recorded in Lucas County, Ohio
No. 3975
2-14, 1990 12:43 p.m.


                        Squire, Sanders & Dempsey
                               Bond Counsel

                                   INDEX

           (The Index is not a part of this Series 1989D Mortgage and is only for convenience of reference.)


                                                                          Page
                                                                          ----

Preambles and Granting Clauses .........................................    1

                                     ARTICLE I
                                    DEFINITIONS

Section 1.1     Use of Defined Terms ...................................     4
Section 1.2     Definitions ............................................     4
Section 1.3     Interpretation .........................................     7

                                     ARTICLE II
                              PRESERVATION OF SECURITY

Section 2.1     Representations and Warranties .........................     8
Section 2.2     Recordation ............................................     8
Section 2.3     After-Acquired Property ................................     8
Section 2.4     Liens and Encumbrances .................................     9
Section 2.5     Security Agreement and Financing Statement .............     9
Section 2.6     No Claims Against Mortgagee ............................     9
Section 2.7     Security for Loan Advances .............................    10
Section 2.8     Construction Mortgage ..................................    10

                                     ARTICLE III
                       TAXES, MECHANICS' LIENS AND INSURANCE

Section 3.1     Payment of Taxes and Other Governmental
                  Charges ..............................................    11
Section 3.2     Mechanics' and Other Liens .............................    11
Section 3.3     Insurance ..............................................    12
Section 3.4     Workers' Compensation Coverage .........................    13

                                     ARTICLE IV
                MAINTENANCE AND USE OF SERIES 1989D MORTGAGED PROPERTY

Section 4.1     Compliance with Legal and Insurance
                  Requirements .........................................    14
Section 4.2     Maintenance and Use of Series 1989D
                  Mortgaged Property ...................................    14
Section 4.3     Additions, Modifications and Improvements ..............    15
Section 4.4     Substitutions and Removals .............................    15
Section 4.5     Indemnification ........................................    16

                                                                          Page
                                                                          ----

                                     ARTICLE V
                        DAMAGE, DESTRUCTION AND CONDEMNATION

Section 5.1     Damage to or Destruction of Series 1989D
                  Project Facilities ...................................    18
Section 5.2     Use of Insurance Proceeds ..............................    18
Section 5.3     Eminent Domain .........................................    18
Section 5.4     Investment and Disbursement of Net Proceeds ............    19

                                     ARTICLE VI
                                      REMEDIES

Section 6.1     Right to Perform Covenants ............................     21
Section 6.2     Events of Default .....................................     21
Section 6.3     Remedies ..............................................     23
Section 6.4     Waiver of Appraisement; Valuation .....................     23
Section 6.5     Appointment of Receiver ...............................     23
Section 6.6     Possession, Management and Income; Assignment .........     23
Section 6.7     Remedies Cumulative ...................................     24
Section 6.8     Provisions Subject to Applicable Law ..................     24
Section 6.9     No Waiver by Mortgagee ................................     24
Section 6.10    Discontinuance of Proceedings and Restoration
                  of Status Quo .......................................     24

                                     ARTICLE VII
                                    MISCELLANEOUS

Section 7.1     Additional Security ...................................     25
Section 7.2     Release of Series 1989D Mortgaged
                  Property and Easements ..............................     25
Section 7.3     Release and Discharge .................................     25
Section 7.4     Inspection ............................................     25
Section 7.5     Expenses ..............................................     26
Section 7.6     Books, Records and Accounts ...........................     26
Section 7.7     Estoppel Affidavits ...................................     26
Section 7.8     Subrogation ...........................................     26
Section 7.9     No Merger .............................................     26
Section 7.10    General Provisions ....................................     27
Section 7.11    Amendments, Changes and Modifications .................     27
Section 7.12    Delivery and Assignment of Leases .....................     27

Signatures ............................................................     29
Acknowledgments .......................................................     30

Exhibit A - Series 1989D Project Site
Exhibit B - Permitted Encumbrances
Exhibit C - Series 1989D Note

                                   OPEN-END
                       MORTGAGE AND SECURITY AGREEMENT
               Maximum Indebtedness Not to Exceed $5,845,000


          THIS OPEN-END MORTGAGE AND SECURITY AGREEMENT (the "Series 1989D Mortgage"), dated as of December 15, 1989, is executed and delivered by ENVIRONMENTAL PURIFICATION INDUSTRIES COMPANY, a general partnership duly organized and existing under the laws of the State (the "Mortgagor"), to SOCIETY BANK & TRUST, a bank duly organized and validly existing under the laws of the State of Ohio (the "Mortgagee"), under the circumstances summarized in the following recitals (the capitalized terms used in the recitals being used therein as defined in Article I hereof):

          A. Pursuant to Section 13, Article VIII, Ohio Constitution and Sections 4582.01 to 4582.20, both inclusive, Ohio Revised Code, the Toledo-Lucas County Port Authority (the "Issuer") has issued, sold and delivered its Series 1989D Bonds to Miller & Schroeder Financial, Inc., Columbus, Ohio (the "Original Purchaser") in the principal amount of $5,745,000. The Series 1989D Bonds have been issued pursuant to the Indenture between the Mortgagee and the Issuer. Reference is hereby made to the Indenture, a counterpart of which is on file and available for inspection at the Notice Address of the Mortgagee.

          B. Pursuant to the Series 1989D Agreement to which reference is hereby made and a counterpart of which is on file and available for inspection at the Notice Address of the Mortgagee, the Mortgagee has loaned to the Mortgagor the proceeds received from the sale of the Series 1989D Bonds.

          C. By the Series 1989D Agreement and as further evidenced by the Series 1989D Note, the Mortgagor is required to repay such loan by making Financing Payments, as defined in the Series 1989D Agreement, to the Mortgagee at such times and in such amounts as shall be sufficient to pay Bond Service Charges on the Series 1989D Bonds as and when due and payable. The final principal payment on the Series 1989D Bonds, if not earlier redeemed, is due and payable on November 15, 2000.

          D. By the Indenture, the Issuer has, with the consent of the Mortgagor, assigned to the Mortgagee, as Trustee under the Indenture (the "Trustee"), as security for the payment of the Bond Service Charges (i) all of its rights and interest under, in and to the Series 1989D Agreement except for the Unassigned Issuer's Rights as therein defined and (ii) the Pledged Revenues as defined in the Indenture.

          NOW THEREFORE, as an inducement to and in consideration of the loan of the proceeds of the sale of the Series 1989D Bonds by the Issuer pursuant to the Series 1989D Agreement, and for other valuable consideration, the receipt of which is hereby acknowledged, and for the purpose of securing: (i) all payments to be made by the Mortgagor under the Series 1989D Agreement, the Series 1989D Note and this Series 1989D Mortgage, including, without limitation, all Financing Payments, (ii) any amounts advanced or costs incurred by the Mortgagee for the protection of the Series 1989D Note, the Series 1989D

Bonds or the Series 1989D Mortgaged Property, as hereinafter defined, or in connection with the enforcement of this Series 1989D Mortgage, the Series 1989D Note or the Series 1989D Agreement and (iii) the performance and observance of each covenant and agreement of the Mortgagor contained in this Series 1989D Mortgage, the Series 1989D Note and the Series 1989D Agreement, the Mortgagor does hereby grant, bargain, sell, convey, mortgage, assign, grant a security interest in and transfer unto the Mortgagee, its successors and assigns, the following property (the "Series 1989D Mortgaged Property"):

  (a) The real estate described in Exhibit A attached hereto, together with all other real properties now or hereafter made subject to the lien of this Series 1989D Mortgage by supplemental mortgage or otherwise (the "Series 1989D Project Site");

  (b) All buildings, structures, additions, improvements, facilities, fixtures, fittings, machinery, apparatus, Installations, furniture, equipment and other property, now or hereafter located in, upon or under, or based at the Series 1989D Project Site (other than Personal Property installed pursuant to Section 4.3 hereof) (the "Series 1989D Project Facilities");

  (c) All rentals, revenues, payments, repayments, income, charges and moneys derived by the Mortgagor from the lease, sale or other disposition of the Series 1989D Project Site or Series 1989D Project Facilities and the proceeds from any Insurance or condemnation award pertaining thereto and payments made under warranties and in the repurchase of certain of the Series 1989D Project Facilities pursuant to the Equipment Sale Agreement and all other rights granted to the Mortgagor in the Equipment Sale Agreement, including without limitation all licenses granted to the Mortgagor in the Equipment Sale Agreement; and

  (d) All easements, rights of way or use, licenses, privileges, franchises, servitudes, tenements, hereditaments and all appurtenances now or hereafter belonging to or anywise appertaining to the Series 1989D Project Site or the Series 1989D Project Facilities including, without limitation, all right, title and interest in any street, open or proposed.


                    (Balance of page intentionally left blank.)

          TO HAVE AND TO HOLD the Series 1989D Mortgaged Property unto the Mortgagee, its successors and assigns, forever;

          AND, IT IS HEREBY COVENANTED that this Series 1989D Mortgage is given and the Series 1989D Mortgaged Froperty is to be held upon the terms herein set forth.


                   (Balance of page intentionally left blank.)

                                   ARTICLE I
                                  DEFINITIONS

          Section 1.1. USE OF DEFINED TERMS. In addition to the words and terms elsewhere defined in this Series 1989D Mortgage or by reference to another document, the words and terms set forth in Section 1.2 hereof shall have the meanings therein set forth unless the context or use expressly indicates different meaning or intent. Such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms therein defined.

          Section 1.2. DEFINITIONS.  As used herein:

          "Additional Series 1989D Bonds" means the Additional Series 1989D Bonds as defined in the Series 1989D Supplemental Indenture.

          "Basic Indenture" means the Trust Indenture dated as of August 15, 1988, constituting a trust agreement between the Issuer and the Mortgagee, as Trustee, as supplemented from to time to time pursuant to the paragraphs of
Section 8.02 of the Basic Indenture exclusive of paragraph (g) thereof.

          "Bond Fund" means the Bond Fund created by the Basic Indenture.

          "Bond Legislation" means (a) when used with reference to the Series 1989D Bonds, the resolution providing for their issuance and approving the Series 1989D Agreement, the Series 1989D Supplemental Indenture and related matters; (b) when used with reference to an issue of Additional Series 1989D Bonds, the resolution providing for the issuance of the Series 1989D Bonds, to the extent applicable, and the legislation providing for the issuance of the Additional Series 1989D Bonds and approving any amendment to the Series 1989D Agreement, any Supplemental Indenture and related matters; and (c) when used with reference to Bonds when Additional Series 1989D Bonds are outstanding, the resolution providing for the issuance of the Series 1989D Bonds and the legislation providing for the issuance of the then outstanding Additional Series 1989D Bonds; in each case as amended or supplemented from time to time.

          "Bonds" means the Series 1989D Bonds and any Additional Series 1989D Bonds issued pursuant to Section 2.02 of the Basic Indenture.

          "Bond Service Charges" means, for any period of time, the principal of and premium, if any, and interest required to be paid by the Mortgagee on the Series 1989D Bonds for such time period whether due at maturity or upon acceleration or redemption.

          "Commercial Code" means the Uniform Commercial Code as enacted in the State, as from time to time duly amended or supplemented.

          "Engineer" means an individual or firm acceptable to the Mortgagee and qualified to practice the profession of engineering or architecture under the laws of the State and who is not an officer, employer or owner of an interest in the Mortgagor.

          "Equipment Sale Agreement" means, collectively, the Haden Environmental Corporation Proposal for Sale, Proposal No. 89-135-11, dated September 25, 1989, and the Mortgagor's acceptance of that Proposal dated September 27, 1989.

          "Event of Default" means any of the events described as an Event of Default in Section 6.2 hereof.

          "Financing Payments" means the amounts required to be paid by the Mortgagor in repayment of the Loan pursuant to the Series 1989D Note and
Section 4.1 of the Series 1989D Agreement.

          "Force Majeure" means any of the causes, circumstances or events described as constituting Force Majeure in Section 6.2 hereof.

          "Holder" or "Holder of a Bond" means the Person in whose name a bond is registered on the Register.

          "Indenture" means the Basic Indenture, as amended or supplemented from time to time, including supplemented by the Series 1989D Supplemental Indenture.

          "Independent Counsel" means an attorney or firm of attorneys acceptable to the Mortgagor and duly admitted to practice law before the highest court of the State and who is not an officer, employer or owner of an interest in the Mortgagor.

          "Insurance Requirements" means those insurance requirements described in Section 4.1 hereof.

          "Interest Rate for Advances" means the rate of 12% per annum or the rate per annum which is 2% plus that interest rate announced by the Trustee in its lending capacity as a bank as its "Prime Rate" or its "Base Rate," whichever is greater and lawfully chargeable, in whole or in part.

          "Issuer" means Toledo-Lucas County Port Authority, a port authority and political subdivision of the State.

          "Legal Requirements" means those legal requirements described in
Section 4.1 hereof.

          "Loan" means the loan by the Issuer to the Mortgagor of the proceeds received from the sale of the Series 1989D Bonds.

          "Net Proceeds," when used with respect to any insurance proceeds or condemnation award, means the gross proceeds thereof less the payment of all expenses, including attorneys' fees incurred in connection with the collection of such gross proceeds.

          "Notes" means the Series 1989D Note and any Additional Series 1989D Notes delivered pursuant to the Series 1989D Agreement as amended and supplemented from time to time.

          "Notice Address" means as to the Mortgagor, Environmental Purification Industries Company, 805 Chicago Street, Toledo, Ohio 43611, and as to the Mortgagee, Society Bank & Trust, Three SeaGate, Toledo, Ohio 43603, Attention:
Corporate Trust Department, and as to the Issuer, Toledo-Lucas County Port Authority, One Maritime Plaza, Toledo, Ohio 43604-1866, Attention: President, or such different or additional address of which notice is given pursuant to
Section 8.2 of the Series 1989D Agreement.

          "Outstanding" means Outstanding as defined in the Basic Indenture.

          "Permitted Encumbrances" means the exceptions, restrictions, easements and encumbrances set forth in Exhibit B hereto.

          "Prepayment Account" means the Prepayment Account in the Bond Fund created in Section 5.04 of the Basic Indenture.

          "Project Fund" means the Project Fund created by Section 5.01 of the Basic Indenture.

          "Required Property Insurance Coverage" means insurance insuring the Series 1989D Project Facilities against (i) loss or damage by fire, lightning, vandalism and malicious mischief and all other perils covered by standard "extended coverage" or "all risks" policies in the State, (ii) by appropriate endorsement, against loss of revenues from interruption of the operation of the Series 1989D Project Facilities as a result of damage or destruction thereof covering a period of interruption of not less than 12 months and in an amount not less than the Financing Payments required to be made during the next ensuing 12 calendar months, and (iii) against such other perils as the Mortgagee may require, in an amount equal to 100% of the replacement cost of the Series 1989D Project Facilities, without deduction for depreciation, and containing a "replacement cost endorsement," provided that such insurance may provide for a loss deductible of not to exceed $10,000.

          "Required Public Liability Insurance Coverage" means comprehensive general accident and public liability insurance in the minimum amounts of $3,000,000 for death or bodily injury resulting from each occurrence in connection with the Series 1989D Project Site or the Series 1989D Project Facilities and other property and operations of the Mortgagor and $1,000,000 for property damages for any occurrence in connection with the Series 1989D Project Site or Series 1989D Project Facilities and other properties and operations of the Mortgagor, provided that such insurance may provide for a loss deductible of not to exceed $10,000.

          "Series 1989D Agreement" means the Loan Agreement dated as of even date with this Series 1989D Mortgage, between the Issuer and the Mortgagor, as amended or supplemented from time to time.

          "Series 1989D Bonds" means the $5,745,000 Development Revenue Bonds (Northwest Ohio Bond Fund), Series 1989D of the Issuer authorized in the Bond Legislation and the Series 1989D Supplemental Indenture.

          "Series 1989D Mortgage" means this Open-End Mortgage and Security Agreement, as amended or supplemented from time to time.

          "Series 1989D Note" means the promissory note of the Mortgagor in the form attached hereto as Exhibit C and in the principal amount of $5,745,000, of even date with the Series 1989D Bonds, evidencing the obligation of the Mortgagor to make Financing Payments and delivered by the Mortgagor to the Mortgagee pursuant to the Series 1989D Agreement.

          "Series 1989D PF Account" means the Series 1989D PF Account created in
Section 6(a) of the Series 1989D Supplemental Indenture.

          "Series 1989D Supplemental Indenture" means the Ninth Supplemental Trust Indenture dated as of even date herewith between the Issuer and the Mortgagee supplementing the Basic Indenture and entered into in connection with the issuance of the Series 1989D Bonds.

          "State" means the State of Ohio.

          Section 1.3. INTERPRETATION. Any reference to a section or provision of the Constitution of the State, or to a section, provision or chapter of the Ohio Revised Code or any statute of the United States of America, includes that section, provision or chapter as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision or chapter shall be applicable solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the Holders, the Mortgagee, the Issuer, the Registrar or the Mortgagor under the Indenture, the Bond Legislation, the Bonds, the Series 1989D Agreement, the Series 1989D Note, this Series 1989D Mortgage or any other instrument or document entered into in connection with any of the foregoing, including without limitation, any alteration of the obligation to pay Bond Service Charges in the amount and manner, at the times, and from the sources provided in the Bond Legislation and the Indenture, except as permitted in the Indenture.

          The terms "hereof," "hereby," "herein," "hereto," "hereunder" and similar terms refer to this Series 1989D Mortgage; and the term "hereafter" means after, and the term "heretofore" means before, the date of delivery of this Series 1989D Mortgage. Words of the masculine gender include the feminine and neuter, and when the sense so indicates words of the neuter gender may refer to any gender.

                              (End of Article I)

                                  ARTICLE II

                           PRESERVATION OF SECURITY


          Section 2.1. REPRESENTATIONS AND WARRANTIES. The Mortgagor represents and warrants, subject to Permitted Encumbrances, that (i) the Mortgagor is lawfully seized with good and marketable fee simple title to the Series 1989D Project Site and has good title to all personal property included in the Series 1989D Mortgaged Property, (ii) it has full right and authority to sell and convey the Series 1989D Mortgaged Property and (iii) it will warrant and defend to the Mortgagee such title to the Series 1989D Mortgaged Property and the lien and interest of the Mortgagee therein and thereon against all claims and demands whatsoever and will, except as otherwise herein expressly provided, not convey all or any portion of the Series 1989D Mortgaged Property without the prior written consent of the Mortgagee and will maintain the priority of the lien of, and the security interest granted by, this Series 1989D Mortgage upon the Series 1989D Mortgaged Property until the Mortgagor shall be entitled to defeasance as provided herein.

          Section 2.2. RECORDATION. The Mortgagor, at its expense, shall cause this Series 1989D Mortgage, any instruments supplemental hereto, financing statements, including all necessary amendments, supplements and appropriate continuation statements to be recorded, registered and filed, and to be kept recorded, registered and filed, in such manner and in such places as may be required in order to establish, preserve and protect the lien of this Series 1989D Mortgage, subject to Permitted Encumbrances, as a valid, first mortgage lien on all real property, fixtures and interests therein included in the Series 1989D Mortgaged Property and a valid, perfected first priority security interest in all personal property, fixtures and interests therein included in the Series 1989D Mortgaged Property (including in each such case, without limitation, any such properties acquired after the execution hereof). If requested by the Mortgagee but in each case not more than once in each calendar year, the Mortgagor, at its expense, will furnish to the Mortgagee an opinion of Independent Counsel, specifying the action required to be taken by the Mortgagor to comply with this Section 2.2 since the date of this Series 1989D Mortgage or the date of the most recent such opinion or stating that no such action is necessary.

          Section 2.3. AFTER-ACQUIRED PROPERTY. All property of every kind acquired by the Mortgagor after the date hereof, which by the terms hereof is intended to be subject to the lien of this Series 1989D Mortgage, shall immediately upon the acquisition thereof by the Mortgagor, and without further mortgage, conveyance or assignment, become subject to the lien of this Series 1989D Mortgage as fully as though now owned by the Mortgagor and specifically described herein. Nevertheless, the Mortgagor shall take such actions and execute and deliver such additional instruments as the Mortgagee shall reasonably require to further evidence or confirm the subjection to the lien of this Series 1989D Mortgage of any such property.

          Section 2.4. LIENS AND ENCUMBRANCES. Except as otherwise expressly permitted by this Series 1989D Mortgage or the Series 1989D Agreement, the Mortgagor shall not, without the prior written consent of the Mortgagee, directly or indirectly create or permit to remain, and will promptly discharge, any mortgage, lien, encumbrance or charge on, pledge of, security interest in or conditional sale or other title retention agreement with respect to the Series l989D Mortgaged Property or any part thereof or the interest of the Mortgagor or the Mortgagee therein or any revenues, income or profit or other sums arising from the Series 1989D Mortgaged Property or any part thereof (including, without limitation, any lien, encumbrance or charge arising by operation of law) other than:

  (a)     the lien of this Series 1989D Mortgage;

  (b) liens for taxes, assessments and other governmental charges which are not at the time required to be paid pursuant to Section 3.1 hereof;

  (c) liens of mechanics, materialmen, suppliers or vendors or rights thereto to the extent permitted by Section 3.2 hereof; and

  (d)     Permitted Encumbrances.

          Section 2.5. SECURITY AGREEMENT AND FINANCING STATEMENT. This Series 1989D Mortgage constitutes a security agreement as to all or any part of the Series 1989D Mortgaged Property which is of a nature that a security interest therein can be perfected under the Commercial Code. This Series 1989D Mortgage also constitutes a financing statement with respect to any and all property included in the Series 1989D Mortgaged Property which is or may become fixtures.

          All rights that the Mortgagor has to enforce the repurchase of certain of the Series 1989D Project Facilities pursuant to the Equipment Sale Agreement and the proceeds of a repurchase pursuant to the Equipment Sale Agreement are hereby pledged, assigned and transferred to the Mortgagee for the protection of the Series 1989D Bondholders and those proceeds when received shall be used by the Mortgagee to pay principal of and interest on the Series 1989D Bonds as provided in the Series 1989D Supplemental Indenture.

          Section 2.6. NO CLAIMS AGAINST MORTGAGEE. Nothing contained in this Series 1989D Mortgage shall constitute any request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Series 1989D Mortgaged Property or any part thereof, or be construed to give the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would provide the basis for any claim either against the Mortgagee or that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Series 1989D Mortgage.

          Section 2.7. SECURITY FOR LOAN ADVANCES. This Series 1989D Mortgage is intended to secure the unpaid balances of loan advances to be made under the Series 1989D Agreement after this Series 1989D Mortgage has been delivered to the Lucas County, Ohio Recorder's Office for recordation. The maximum amount of loan advances, exclusive of interest thereon and advances made for the payment of taxes, assessments, insurance premiums and costs incurred for the protection of the Series 1989D Mortgaged Property, which may be outstanding at any time, is $5,845,000. The Series 1989D Agreement and the Indenture obligate the Mortgagee to advance definite and certain sums under definite conditions, by disbursement from the Project Fund, which advances are to be made to pay certain permitted costs with respect to the Series 1989D Mortgaged Property as set forth in the Series 1989D Agreement.

Delete Section 2.8. CONSTRUCTION MORTGAGE. This Series 1989D Mortgage secures an obligation incurred for the construction of improvements on the Series
1989D Project Site, including the acquisition cost of such real property, and, consequently, is a "construction mortgage" within the meaning of the Commercial Code.


                              (End of Article II)

                                  ARTICLE III

                    TAXES, MECHANICS' LIENS AND INSURANCE


          Section 3.1. PAYMENT OF TAXES AND OTHER GOVERNMENTAL CHARGES. The Mortgagor shall pay, promptly when due and before penalty or interest accrue thereon, all taxes, assessments, whether general or special, and other governmental charges of any kind whatsoever, foreseen or unforeseen, ordinary or extraordinary, that now or may at any time hereafter be assessed or levied against or with respect to the Series 1989D Mortgaged Property or any part thereof (including, without limitation, any taxes levied upon or with respect to the revenues, income or profits of the Mortgagor from the Series 1989D Mortgaged Property) which, if not paid, may become or be made a lien on the Series 1989D Mortgaged Property, or any part thereof, or a charge on such revenues, income or profits. The Mortgagor shall deliver to the Mortgagee no later than five days after the due date of any payment required to be made pursuant to this paragraph written evidence that such payment has been made.

          Notwithstanding the preceding paragraph, the Mortgagor may, at its expense and after prior written notice to the Mortgagee, by appropriate proceedings diligently prosecuted, contest in good faith the validity or amount of any such taxes, assessments or other charges and during the period of contest, need not pay the items so contested. However, if at any time the Mortgagee shall deliver to the Mortgagor an opinion of Independent Counsel to the effect that by nonpayment of any such items, the lien or security interest created by this Series 1989D Mortgage as to any part of the Series 1989D Mortgaged Property will be materially affected or the Series 1989D Mortgaged Property or any part thereof will be subject to imminent loss or forfeiture, the Mortgagor shall promptly pay such taxes, assessments or charges. During the period when the taxes, assessments or other charges so contested remain unpaid, the Mortgagor shall set aside on its books adequate reserves with respect thereto.

          Section 3.2. MECHANICS' AND OTHER LIENS. The Mortgagor shall not permit any mechanics' or other liens to be filed or to exist against the Series 1989D Mortgaged Property by reason of work, labor, services or materials supplied or claimed to have been supplied to, for or in connection with the Series 1989D Mortgaged Property or to the Mortgagor or anyone holding the Series 1989D Mortgaged Property or any part thereof through or under the Mortgagor. If any such lien shall at any time be filed, the Mortgagor shall, within thirty days after notice of the filing thereof but subject to the right to contest as set forth herein, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. Notwithstanding the foregoing, the Mortgagor shall leave the right, at its own expense and after prior written notice to the Mortgagee, by appropriate proceedings duly instituted and diligently prosecuted, to contest in good faith the validity or the amount of any such lien. However, if the Mortgagee shall deliver to the Mortgagor an opinion of Independent Counsel to the effect that by nonpayment of any such items, the lien or security interests created by this Series 1989D Mortgage will be materially affected or the

Series 1989D Mortgaged Property or any part thereof will be subject to imminent loss or forfeiture, the Mortgagor shall promptly cause such lien to be discharged of record.

          Section 3.3. INSURANCE. The Mortgagor shall keep the Series 1989D Project Facilities continuously insured with Required Property Insurance Coverage. For purposes of establishing the amount of the Required Property Insurance Coverage, "replacement cost" of the Series 1989D Project Facilities shall be determined not less frequently than at two-year intervals by an Engineer or a competent appraiser, appraisal company or one of the insurers acceptable to the Mortgagee, which determination, together with written evidence of the applicable increase or decrease in the Required Property Insurance Coverage due to a change in "replacement cost" shall be promptly delivered by the Mortgagor to the Mortgagee upon such determination.

          The Mortgagor shall keep and maintain Required Public Liability Insurance Coverage with reference to the Series 1989D Project Site and the Series 1989D Project Facilities provided that the Required Public Liability Insurance Coverage shall be increased to such larger amounts as the Mortgagee may determine to be appropriate in light of inflationary increases, the operations conducted by the Mortgagor and the insurance coverage carried by other entities conducting similar operations.

          All insurance shall be obtained and maintained either by means of policies with generally recognized, responsible insurance companies or in conjunction with other companies through an insurance trust or other arrangements satisfactory to the Mortgagee, and all such companies are to be qualified to do business in the State. The insurance to be provided may be by blanket policies. Each policy of insurance shall be written so as not to be subject to cancellation or substantial modification upon less than fifteen days' advance written notice to the Mortgagee and the Issuer. The Mortgagor shall deposit annually with the Mortgagee and the Issuer certificates or other evidence satisfactory to the Mortgagee and the Issuer that (i) the insurance required hereby has been obtained and is in full force and effect and (ii) all premiums thereon have been paid in full. Prior to the expiration of any such insurance, the Mortgagor shall furnish the Mortgagee and the Issuer with evidence satisfactory to the Mortgagee and the Issuer that such insurance has been renewed or replaced and that all premiums thereon have been paid in full and all insurance policies required hereby are in full force and effect. The Mortgagor shall file with the Mortgagee and the Issuer a copy of any claim it may make under the Required Property Insurance Coverage which claim is in excess of $25,000.

          All policies providing the Required Property Insurance Coverage shall contain standard mortgage clauses requiring all proceeds resulting from any claim for loss or damage in excess of $50,000 to be paid to the Mortgagee and any Net Proceeds of insurance providing such coverage shall be paid and applied as provided in Section 5.2 hereof. Any proceeds of policies providing Required Public Liability Insurance Coverage shall be applied toward the extinguishment or satisfaction of the liability with respect to which such insurance proceeds have been paid.

          Section 3.4. WORKERS' COMPENSATION COVERAGE. The Mortgagor shall maintain or cause to be maintained in connection with the Series 1989D Mortgaged Property any workers' compensation coverage required by the applicable laws of the State and shall annually deposit with the Mortgagee and the Issuer evidence of such coverage.

                            (End of Article III)

                                  ARTICLE IV

          MAINTENANCE AND USE OF SERIES 1989D MORTGAGED PROPERTY


          Section 4. 1. COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS.
The Mortgagor, at its expense, shall promptly comply with all Legal Requirements and Insurance Requirements, and shall procure, maintain and comply with all permits, licenses and other authorizations required for any use being made of the Series 1989D Mortgaged Property or any part thereof then being made or anticipated to be made, and for the proper construction, installation, operation and maintenance of the Series 1989D Mortgaged Property or any part thereof, and will comply with any instruments of record at the time in force burdening the Series 1989D Mortgaged Property or any part thereof. As used in this Section, "Legal Requirements" means all laws, statutes, codes, acts, ordinances, resolutions, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governmental entities, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Series 1989D Mortgaged Property or any part thereof, any use, anticipated use or condition of the Series l989D Mortgaged Property or any part thereof. "Insurance Requirements" means all provisions of any insurance policy covering or applicable to the Series 1989D Mortgaged Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Series 1989D Mortgaged Property or any part thereof. The Mortgagor may, at its expense and after prior written notice to the Mortgagee, by any appropriate proceedings diligently prosecuted, contest in good faith any Legal Requirement and postpone compliance therewith pending the resolution or settlement of such contest provided that such postponement does not, in the opinion of Independent Counsel, materially affect the lien or security interests created by this Series 1989D Mortgage as to any part of the Series 1989D Mortgaged Property or subject the Series 1989D Mortgaged Property, or any part thereof, to imminent loss or forfeiture.

          Section 4.2. MAINTENANCE AND USE OF SERIES 1989D MORTGAGED PROPERTY. The Mortgagor, at its expense, will keep or cause to be kept the Series 1989D Mortgaged Property in good order and condition (ordinary wear and tear excepted) and will make all necessary or appropriate repairs, replacements and renewals thereof, interior, exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen. The Mortgagor will not do, or permit to be done, any act or thing which might materially impair the value or usefulness of the Series 1989D Mortgaged Property or any part thereof, will not commit or permit any material waste of the Series 1989D Mortgaged Property or any part thereof, and will not permit any unlawful occupation, business or trade to be conducted on the Series 1989D Mortgaged Property or any part thereof. The Mortgagor shall also, at its expense, promptly comply with all rights of way or use, privileges, franchises, servitudes, licenses, easements, tenements, hereditaments and appurtenances forming a part of the Series 1989D

Mortgaged Property and all instruments creating or evidencing the same, in each case, to the extent compliance therewith is required of the Mortgagor under the terms thereof.

          Section 4.3. ADDITIONS, MODIFICATIONS AND IMPROVEMENTS. The Mortgagor may, in its discretion and at its expense, make from time to time any additions, modifications or improvements to the Series 1989D Mortgaged Property which it may deem desirable for its business purposes provided that no such additions, modifications or improvements shall, in the opinion of an Engineer, adversely affect the structural integrity or strength of any improvements constituting a part of the Series 1989D Mortgaged Property or materially interfere with the use and operation thereof. All additions, modifications and improvements so made by the Mortgagor shall become or be deemed to constitute a part of the Series 1989D Mortgaged Property, except as may be provided herein.

          The Mortgagor may from time to time install Personal Property, as defined below, in addition to the Series 1989D Project Facilities, in or upon the Series 1989D Mortgaged Property. All such Personal Property shall remain the sole property of the Mortgagor and shall not be deemed part of the Series 1989D Mortgaged Property. The Personal Property may be removed at any time by the Mortgagor provided if any such removal will cause damage to any part of the Series 1989D Mortgaged Property, the Mortgagor shall repair such damage at its expense.

          "Personal Property" as used herein means all equipment, machinery and furniture and other tangible personal property located at or in the Series 1989D Mortgaged Prorperty and utilized as a part of or in conjunction with the Mortgagor's business operations other than equipment, machinery and furniture and other tangible personal property (i) acquired with the proceeds of the Series 1989D Bonds or in replacement or restoration of, substitution for, or as an addition, modification or improvement to the Series 1989D Project Facilities or (ii) which is necessary in order for the Series 1989D Project Facilities, or a portion thereof, to be operated.

          Section 4.4. SUBSTITUTIONS AND REMOVALS. If the Mortgagor, in its reasonable discretion, determines that any item of personal property constituting a part of the Series 1989D Mortgaged Property shall have become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary or should be replaced, the Mortgagor may remove such items provided that such removal (taking into account any substitutions) shall not impair the operating unity of the Series 1989D Mortgaged Property and providing that the Mortgagor shall:

              (a) substitute and install as part of the Series 1989D Mortgaged Property property of equal or greater utility and value (but not necessarily fulfilling the same function in the operation of the Series 1989D Mortgaged Property) as the removed property, which such substituted property shall be free from all liens and encumbrances (other than Permitted Encumbrances) and shall become part of the Series 1989D Mortgaged Property; or

              (b) in the case of removal of property without substitution, promptly pay to the Mortgagee for application as provided in Section
          4.6 of the Series 1989D Agreement an amount equal to (i) if the removed property is sold or scrapped, the proceeds of such sale or the scrap value thereof, (ii) if the removed property is used as a trade-in for property not to be installed as part of the Series 1989D Mortgaged Property, the trade-in credit received by the Mortgagor or (iii) in the case of the retention of such removed property by the Mortgagor for other purposes, the fair market value of such property, as determined by an Engineer.

If, prior to any such removal, the Mortgagor shall have acquired and installed personal property with its own funds which have become a part of the Series l989D Mortgaged Property, the Mortgagor may credit the amount so spent against the requirement that it either substitute other property or make payment under this Section on account of such removal, provided that such previously acquired and installed property meets the requirements for substituted property under Section 4.4(a) hereof.

          The Mortgagor shall promptly report to the Mortgagee each such removal, substitution, sale or other disposition and shall pay to the Mortgagee such amounts as are required by the provisions of the preceding subsection (b) of this Section promptly after the sale, trade-in or other disposition requiring such payment; provided, however, that no such payment need be made until the amount to be paid to the Mortgagee on account of all such sales, trade-ins or other dispositions not previously paid aggregates at least $10,000.

          At the request of the Mortgagee, the Mortgagor shall deliver to the Mortgagee such instruments, including financing statements and amendments thereto, that are necessary or advisable to perfect the Mortgagee's lien upon and security interest in any personal property installed in substitution for any property removed pursuant to this Section. The Mortgagee may require the Mortgagor to provide, at the expense of the Mortgagor, an opinion of Independent Counsel as to the perfection of the Mortgagee's lien and security interest. Upon the request of the Mortgagor, the Mortgagee shall execute and deliver to the Mortgagor appropriate instruments releasing any property removed pursuant to this Section from the liens and security interests hereunder.

          Section 4.5. INDEMNIFICATION. The Mortgagor will protect, indemnify and save harmless the Mortgagee and the Issuer from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses except as may be limited by law or judicial order or decision entered in any action brought to recover moneys under this Section) imposed upon, incurred by or asserted against the Mortgagee or the Issuer by reason of (a) ownership of any interest in the Series 1989D Mortgaged Property or any part thereof, (b) any accident, injury to, loss by or death of persons or loss of or damage to property occurring on or about the Series 1989D Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, (c) any use, disuse or condition of the Series 1989D Series 1989D Mortgaged Property or any part thereof, or the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, (d) any failure on the part of the Mortgagor to perform or comply with any of the terms hereof, (e) any necessity to defend any of the rights, title or interests conveyed by this Series 1989D Mortgage or (f) the performance of any labor or services or the furnishing of any materials or other property in respect of the Series 1989D Mortgaged Property or any part thereof. The Mortgagor further covenants and agrees with the Issuer and the Mortgagee that neiLher the Mortgagor nor any of its agents, employees, independent contractors, invitees, licensees, successors, assignees or subtenants will store, release or dispose of, or permit the storage, release or disposal of any hazardous substances on the Series 1989D Mortgaged Property at any time from and after the effective date of this Series 1989D Mortgage other than in accordance with applicable federal, state and local law and regulation. In the event that the Mortgagor receives a notification or clean up requirement under 42 U.S.C. 9601 et seq. or comparable state or local statute, ordinance or regulation, the Mortgagor shall promptly notify the Issuer and the Mortgagee of such receipt. On receipt of any such notification or clean up requirement the Mortgagor shall either proceed with appropriate diligence to comply with such notification or clean up requirement or shall commence and continue negotiation concerning or contest the liability of the Mortgagor with respect to such notification or clean up requirement. The Mortgagor shall indemnify and hold the Issuer and the Mortgagee harmless from and against any and all liabilities and all reasonable costs and expenses, including reasonable attorneys' fees, arising out of any federal, state or local environmental laws, regulations or ordinances, incurred by the Issuer or the Mortgagee as a result of any breach of this covenant.

          In case any action, suit or proceeding is brought against the Mortgagee for any such reason, the Mortgagor, upon the request of the Mortgagee or the Issuer, will at the Mortgagor's expense, cause such action, suit or proceeding to be resisted and defended by Independent Counsel. Any amounts payable to the Mortgagee or the Issuer under this Section which are not paid within ten days after written demand therefor shall bear interest at the Interest Rate for Advances from the date of such demand, and such amounts, together with such interest, shall be indebtedness secured by this Series 1989D Mortgage. The obligations of the Mortgagor under this Section shall survive any defeasance of this Series 1989D Mortgage.

          Nothing in this Series 1989D Mortgage is meant to release, extinguish or otherwise alter or interfere with any rights which the Issuer and the Mortgagee may now or hereafter have against the Mortgagor for any environmental liabilities as a result of the Mortgagor's former, present or future ownership or occupancy of any real property in the vicinity of the Series 1989D Project Site.

                              (End of Article IV)

                                   ARTICLE V

                     DAMAGE, DESTRUCTION AND CONDEMNATION


          Section 5.1. DAMAGE TO OR DESTRUCTION OF SERIES 1989D PROJECT FACILITIES. In case of any damage to or destruction of the Series 1989D Project Facilities or any part thereof, the Mortgagor will promptly give or cause to be given written notice thereof to the Mortgagee and the Issuer generally describing the nature and extent of such damage or destruction. Unless the Series 1989D Agreement is to be terminated pursuant to Section 6.5 thereof, the Mortgagor shall, whether or not the Net Proceeds of insurance, if any, received on account of such damage or destruction shall be sufficient for such purpose, promptly commence and complete, or cause to be commenced and completed, the repair or restoration of the Series 1989D Project Facilities as nearly as practicable to the value, condition and character thereof existing immediately prior to such damage or destruction, with such changes or alterations, however, as the Mortgagor may deem necessary for proper operation of the Series 1989D Mortgaged Property.

          Section 5.2. USE OF INSURANCE PROCEEDS. In connection with the repair or restoration of the Series 1989D Project Facilities pursuant to Section 5.1 hereof, Net Proceeds of Required Property Insurance Coverage not in excess of $50,000 shall be paid to the Mortgagor for application of as much as may be necessary for such repair and restoration. Any such Net Proceeds, if in excess of $50,000, shall be paid to and held by the Mortgagee in the Awards Account In the Project Fund established by Section 5.04(b) of the Basic Indenture, for application of as much as may be necessary for the payment of the costs of repair or restoration, either on completion thereof or as the work progresses, as directed by the Mortgagor. The Mortgagee may, prior to making payment from the Awards Account, require the Mortgagor to provide evidence that, or deposit with the Mortgagee moneys to be placed in such Account so that, there will be adequate moneys available for such repair and restoration. The Mortgagee shall not be obligated to make any payment from such Account if there exists a material Event of Default hereunder. Any balance of the Net Proceeds (together with any investment income therefrom) held by the Mortgagee remaining after payment of all costs of such repair or restoration shall be paid to the Mortgagee for deposit into the Prepayment Account for application as provided in the Basic Indenture.

          If, in lieu of repair or restoration, the Series 1989D Agreement is to be terminated, an amount equal to any Net Proceeds received by the Mortgagee prior to the prepayment effecting such termination shall (together with any investment income therefrom and any further amount required to effect such termination) be deemed to be a prepayment of Financial Payments and deposited by the Mortgagee in the Prepayment Account and used as provided in the Basic Indenture.

          Section 5.3. EMINENT DOMAIN. If title to or the temporary use of the Series 1989D Mortgaged Property, or any part thereof, shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the Mortgagor will promptly give written notice thereof to the Mortgagee and the Issuer describing the nature and extent of such taking. Any Net Proceeds received from any award made in such eminent domain proceedings shall, if received prior to the release and discharge of this Series 1989D Mortgage, be paid to and held by the Mortgagee in the Awards Account for application to one or more of the following purposes:

          (a) The restoration of the Series 1989D Project Facilities as nearly as practicable to the same condition or character thereof existing immediately prior to the exercise of the power of eminent domain with such changes or alterations, however, as the Mortgagor may deem necessary for proper operation of the Series 1989D Mortgaged Property.

          (b) The acquisition or construction by the Mortgagor of other improvements suitable for the Mortgagor's operations on the Series 1989D Project Site (which improvements shall be deemed a part of the Series 1989D Mortgaged Property); provided, that such improvements shall be subject to no liens or encumbrances (other than the lien hereof and Permitted Encumbrances).

          (c) If the Series 1989D Agreement is terminated, payment into the Prepayment Account and used as provided in the Basic Indenture.

Within ninety days from the date of entry of a final order in any eminent domain proceeding, the Mortgagor shall direct the Mortgagee in writing to which purpose or combination of purposes above specified the Net Proceeds of the condemnation award (together with any investment income therefrom) shall be applied. Any balance of the Net Proceeds (together with any investment income therefrom and any further amount required to effect such termination) not required for the purpose or purposes so directed shall be deemed to be a prepayment of Financing Payments and deposited by the Mortgagee in the Prepayment Account and used as provided in the Basic Indenture.

          Section 5.4. INVESTMENT AND DISBURSEMENT OF NET PROCEEDS. All moneys received by the Mortgagee or its designee constituting Net Proceeds shall, pending application, be invested at the direction of the Mortgagor (for the account of and at the risk of the Mortgagor) and shall (together with any investment income therefrom), to the extent to be used for repair, rebuilding, restoration, acquisition or construction, be disbursed for such purpose, as provided in the Series 1989D Agreement and the Indenture for the investment and disbursement of moneys in the Series 1989D PF Account and, to the extent held in the Prepayment Account, as provided in the Indenture for the investment and disbursement of moneys in the Bond Fund. Any balance of Net Proceeds (together with any investment income therefrom) held by the Mortgagee or its designee upon the release and discharge of this Series 1989D Mortgage pursuant to Section 7.3 hereof and not required to effect such release and discharge, or any Net Proceeds thereafter received by the Mortgagee, shall be paid to the Mortgagor.


                             (End of Article V)

                                  ARTICLE VI

                                   REMEDIES


          Section 6.1. RIGHT TO PERFORM COVENANTS. If the Mortgagor shall fail to make any payment or perform any act required to be made or performed hereunder (including, without limitation, the payments described in Article III hereof) or under the Series 1989D Agreement or the Series 1989D Note, the Mortgagee, without demand upon the Mortgagor and without waiving or releasing any obligation or default, may (but shall be under no obligation to) upon ten days' written notice to the Mortgagor (except under emergency conditions), make such payment or perform such act for the account and at the expense of the Mortgagor and may enter upon the Series 1989D Mortgaged Property or any part thereof for such purpose and take all such action thereon as, in its opinion, may be necessary or appropriate therefor. All payments so made by the Mortgagee and all costs, fees and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith or in connection with the performance by the Mortgagee of any such act, together with interest thereon at the Interest Rate for Advances from the date of payment or incurrence, shall, together with such interest, be additional indebtedness secured by this Series 1989D Mortgage, to the extent permitted by law, shall be paid by the Mortgagor to the Mortgagee on demand. In any action brought to collect such indebtedness, or to foreclose this Series 1989D mortgage, the Mortgagee shall be entitled to the recovery of such expenses in such action except as limited by law or judicial order or decision entered in such proceedings.

          Section 6.2. EVENTS OF DEFAULT. Any one or more of the following events shall be an Event of Default under this Series 1989D Mortgage:

(a) Failure by the Mortgagor to pay in full when due any installment of principal, interest or premium under the Series 1989D Note.

(b)       An Event of Default as defined in the Series 1989D Agreement.

(c) Failure by the Mortgagor to pay to the Mortgagee (within 10 days of receipt of notice from the Mortgagee of the sum owing) any amounts due under Section 6.1 hereof.

(d) Failure by the Mortgagor to observe or perform any other term, covenant or agreement on the Mortgagor's part to be observed or performed under this Series 1989D Mortgage, and continuation of that failure for 30 days after written notice thereof shall have been given to the Mortgagor by the Mortgagee, or for such longer period as the Mortgagee may agree to in writing; provided that if the failure is other than the payment of money and is of such nature that it cannot he corrected within the applicable period, that failure shall not constitute an Event of Default so long as the Mortgagor Institutes curative action within the applicable period and diligently pursues that action to completion.

(e) The Mortgagor shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) have an order for relief entered in any case commenced by or against it under the federal bankruptcy laws, as now or hereafter in effect; (iii) commence a proceeding under any other federal or state bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for 90 days; (iv) make an assignment for the benefit of creditors; or (v) have a receiver or trustee appointed for it or for the whole or any substantial part of its property.

          Notwithstanding the foregoing, if, by reason of Force Majeure, the Mortgagor is unable to perform or observe any agreement, term or condition hereof, other than any obligation to make payments required hereunder, the Mortgagor shall not be deemed in default during the continuance of such inability. However, the Mortgagor shall promptly give notice to the Mortgagee and the Issuer of the existence of an event of Force Majeure and shall use its best efforts to remove the effects thereof; provided that the settlement of strikes or other industrial disturbances shall be entirely within its discretion.

          The term Force Majeure shall mean, without limitation, the following:

          (i) acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States of America or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; tornados; storms; droughts; floods; arrests; restraint of government and people; explosions; breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or transportation; or

          (ii) any cause, circumstance or event not reasonably within the control of the Mortgagor.

          The declaration of an Event of Default under subsection (e) above, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding such declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

          Section 6.3. REMEDIES. If an Event of Default shall have occurred and be continuing, the Mortgagee, at any time, at its election, may exercise any or all or any combination of the remedies conferred upon or reserved to it under this Series 1989D Mortgage, the Series 1989D Agreement, the Guaranty, the Series 1989D Note or any instrument collateral thereto, or now or hereafter existing at law, in equity or by statute. Without limitation, the Mortgagee may (a) declare the entire unpaid principal balance of the indebtedness secured hereby immediately due and payable, without notice or demand, the same being expressly waived by the Mortgagor; (b) proceed at law or in equity to collect all indebtedness secured by this Series 1989D Mortgage due hereunder, whether at maturity or by acceleration; (c) foreclose the lien of this Series 1989D Mortgage as against all or any part of the Series 1989D Mortgaged Property; and
(d) exercise any rights, powers and remedies it may have as a secured party under the Commercial Code, or other similar laws in effect including, without limitation, the option of proceeding as to both personal property and fixtures in accordance with the Mortgagee's rights with respect to real property. Any moneys received by the Mortgagee pursuant to the exercise of remedies provided in this Series 1989D Mortgage or by law shall be applied as provided in Sections 5.04 and 7.06 of the Basic Indenture.

          Section 6.4. WAIVER OF APPRAISEMENT; VALUATION. The Mortgagor does hereby waive to the full extent it may lawfully do so, the benefit of all appraisement, valuation, stay and extension laws now or hereafter in force and all rights of marshaling of assets in the event of any sale of the Series 1989D Mortgaged Property, any part thereof or any interest therein and any court having jurisdiction to foreclose the lien hereof may sell the Series 1989D Mortgaged Property in part or as an entirety.

          Section 6.5. APPOINTMENT OF RECEIVER. If an Event of Default shall have occurred and be continuing, the Mortgagee shall, as a matter of right and to the extent permitted by applicable law and without regard to the adequacy of the Series 1989D Mortgaged Property as security, be entitled to the appointment of a receiver for all or any part of the Series 1989D Mortgaged Property, whether such receivership is incidental to a proposed sale of the Series 1989D Mortgaged Property or otherwise, and the Mortgagor hereby consents to the appointment of such a receiver and covenants not to oppose any such appointment.

          Section 6.6. POSSESSION, MANAGEMENT AND INCOME; ASSIGNMENT. If an Event of Default shall have occurred and is continuing, the Mortgagee, to the extent permitted under applicable law, ex parte and without notice may enter upon and take possession of the Series 1989D Mortgaged Property or any part thereof by force, summary proceedings, ejectment or otherwise, and may remove the Mortgagor and all other persons and any and all property therefrom and may hold, operate and manage the same and receive all revenues, income or profits accruing with respect thereto or any part thereof. The Mortgagee shall be under no liability for or by reason of any such taking of possession, entry, removal, holding, operation or management.

          Section 6.7. REMEDIES CUMULATIVE. Each right, power and remedy of the Mortgagee, provided for in this Series 1989D Mortgage, in the Series 1989D Agreement, in the Series 1989D Note or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Series 1989D Mortgage, in the Series 1989D Agreement, in the Series 1989D Note or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise or partial exercise by the Mortgagee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Mortgagee of any or all such other rights, powers or remedies.

          Section 6.8. PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Series 1989D Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law.

          Section 6.9. NO WAIVER BY MORTGAGEE. No failure by the Mortgagee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Series 1989D Mortgage, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

          Section 6.10. DISCONTINUANCE OF PROCEEDINGS AND RESTORATION OF STATUS QUO. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Series 1989D Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Mortgagee, then and in every case the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Mortgagee shall continue as if no such proceeding had been taken.


                              (End of Article VI)

                                  ARTICLE VII

                                 MISCELLANEGUS


          Section 7.1. ADDITIONAL SECURITY. Without notice to or consent of the Mortgagor and without impairment of the lien and rights created by this Series 1989D Mortgage, the Mortgagee may accept from the Mortgagor or from any other person or persons, additional security for the indebtedness secured by this Series 1989D Mortgage. Neither the giving of this Series 1989D Mortgage nor the acceptance of any such additional security shall prevent the Mortgagee from resorting, first, to such additional security, or first, to the security created by this Series 1989D Mortgage, in either case without affecting the lien hereof and the rights conferred hereunder.

          Section 7.2. RELEASE OF SERIES 1989D MORTGAGED PROPERTY AND EASEMENTS. At the request of the Mortgagor, the Mortgagee may, at any time and from time to time, consent to, join in or permit a release of any part of the Series 1989D Mortgaged Property or the granting of any easements, licenses, party wall rights and rights of lateral support with respect to the Series 1989D Project Site or the Series 1989D Project Facilities; provided, that the Mortgagee shall have determined that any of the foregoing is not prejudicial to the Holders of the Bonds and does not impair the value of the Series 1989D Mortgaged Property as security under this Series 1989D Mortgage. None of the foregoing shall impair in any manner the validity, or except as specifically provided therein the priority, of this Series 1989D Mortgage. Any moneys received by the Mortgagee pursuant to this Section shall be applied as provided in Section 4.6 of the Series 1989D Agreement.

          Section 7.3. RELEASE AND DISCHARGE. If all of the Financing Payments under the Series 1989D Agreement shall have been paid and all other sums payable under this Series 1989D Mortgage, the Series 1989D Note and the Series 1989D Agreement by the Mortgagor shall have been paid and the Mortgagor shall have complied with all the terms, conditions and requirements hereof, of the Series 1989D Agreement and of the Series 1989D Note, then this Series 1989D Mortgage shall be null and void and of no further force and effect. Upon the written request and at the expense of the Mortgagor, the Mortgagee will execute and deliver such proper instruments of release and discharge as may reasonably be requested to evidence such defeasance, release and discharge.

          Notwithstanding any termination of this Series 1989D Mortgage, any payment of any or all of the Series 1989D Bonds or any discharge of the Series 1989D Supplemental Indenture, if a Determination of Taxability (as defined in the Series 1989D Supplemental Indenture) shall occur with respect to the Series 1989D Bonds, the Mortgagor shall pay all additional amounts it is required to pay under the Series 1989D Supplemental Indenture at the time provided by the Series 1989D Supplemental Indenture.

          Section 7.4. INSPECTION. The Mortgagee and its representatives are hereby authorized to enter upon and inspect the Series 1989D Mortgaged Property at any time during normal business hours during the term of this Series 1989D Mortgage.

          Section 7.5. EXPENSES. The Mortgagor will, to the extent permitted by law, immediately upon demand pay or reimburse the Mortgagee for all attorneys' fees, costs and expenses incurred by the Mortgagee in any proceedings involving an insolvent or a debtor under federal bankruptcy law, or in any action, proceeding or dispute of any kind in which the Mortgagee is made a party, or appears as an intervenor or party plaintiff or defendant, affecting or relating to the Series 1989D Note secured hereby, this Series 1989D Mortgage or the Series 1989D Agreement, the Mortgagor or any of the Series 1989D Mortgaged Property, including, but not limited to, the foreclosure of this Series 1989D Mortgage, any condemnation action involving the Series 1989D Mortgaged Property, or any action to protect the security hereof, and any such amounts paid by the Mortgagee shall, except as may be limited by law or judicial order or decision entered in any action to foreclose this Series 1989D Mortgage, be added to the indebtedness secured hereby and secured by the lien and security interest of this Series 1989D Mortgage and shall bear interest at the Interest Rate for Advances.

Section 7.6. BOOKS, RECORDS AND ACCOUNTS. The Mortgagor will keep and maintain or will cause to be kept and maintained proper and accurate books, records and accounts reflecting all items of income and expense in connection with the operation of the Series 1989D Mortgaged Property or in connection with any services, equipment or furnishings provided in connection with the operation of the Series 1989D Mortgaged Property, whether such income or expenses be realized by the Mortgagor or by any other person or entity whatsoever excepting sublessors unrelated to and unaffiliated with the Mortgagor and who leased from the Mortgagor portions of the Series 1989D Mortgaged Property for the purposes of occupying same. The Mortgagee and its designee shall have the right from time to time at all times during normal business hours to examine such books, records and accounts at the office of the Mortgagor or other person or entity maintaining such books, records and accounts and to make copies or extracts thereof as the Mortgagee shall desire.

          Section 7.7. ESTOPPEL AFFIDAVITS. The Mortgagor, within ten days after written request from the Mortgagee, shall furnish a written statement, duly acknowledged, setting forth the unpaid principal of and interest on the indebtedness secured hereby and whether or not any offsets or defenses exist against such principal and interest.

          Section 7.8. SUBROGATION. The Mortgagee shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the indebtedness secured hereby.

          Section 7.9. NO MERGER. It being the desire and intention of the parties hereto that this Series 1989D Mortgage and the lien thereof do not merge in fee simple title to the Series 1989D Mortgaged Property, it is hereby understood and agreed that should the Mortgagee acquire any additional or other interests in or to the Series 1989D Mortgaged Property or the ownership thereof, then, unless a contrary intent is manifested by the Mortgagee as evidenced by an appropriate document duly recorded, this Series 1989D Mortgage and the lien thereof shall not merge in the fee simple title, that this Series 1989D Mortgage may be foreclosed as if owned by a stranger to the fee simple title.

          Section 7.10. GENERAL PROVISIONS. This Series 1989D Mortgage shall be deemed to be made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State and shall inure to the benefit of and be binding upon the Mortgagor, the Mortgagee and their respective permitted successors and assigns. If any term or provision of this Series 1989D Mortgage shall be held to be invalid, illegal or unenforceable, the validity of the remaining provisions hereof shall in no way be affected thereby. The captions or headings herein shall be solely for convenience.

          In the event of the issuance of Additional Series 1989D Bonds, this Series 1989D Mortgage may not be effectively cancelled, changed, modified or altered without written title evidence that the Trustee, as holder of the Series 1989D Mortgage and of any amendments or supplements thereto relating to those Additional Series 1989D Bonds, will have a valid, direct first mortgage upon the Series 1989D Mortgaged Property constituting real property subject only to (i) taxes and assessments which are not delinquent, and (ii) liens and encumbrances permitted by the terms and provisions of this Series 1989D Mortgage, as so supplemented or amended. The title evidence shall consist of an American Land Title Association form of loan policy of title insurance, or a commitment therefor, in usual and customary form in a face amount acceptable to the Mortgagee. The policy or the commitment therefor shall be issued by a title company authorized to transact business in the State, selected by the Mortgagor and approved by the Mortgagee.

          Section 7.11. AMENDMENTS, CHANGES AND MODIFICATIONS. Except as otherwise provided herein, this Series 1989D Mortgage may not be effectively amended, changed, modified, altered or terminated without the prior written consent of the Mortgagee.

          Section 7.12. DELIVERY AND ASSIGNMENT OF LEASES. The Mortgagor shall execute and deliver to the Mortgagee, concurrently with the execution and delivery of any lease of any portion of the Series 1989D Project, a collateral assignment of its interest as lessor with respect to that lease and, as executed, any further such leases, in form and substance satisfactory to the Mortgagee, pursuant to which the Mortgagor assigns its interest in the respective lease and all said leases, and to the rents and profits thereunder, as additional collateral for the indebtedness hereby secured.

          The Mortgagor will perform, fulfill, comply with and observe, each and every covenant, agreement and condition to be performed, fulfilled, complied with and observed by the Mortgagor, as lessor under any such leases, and will not suffer or permit any default of the Mortgagor as lessor thereunder to occur (except defaults which are duly cured within the time provided in such lease for the curing thereof).

          The Mortgagor shall not accept prepayment of installments of rent or other sums due or to become due thereunder without the consent of the Mortgagee.

           (End of Article VII - next page is execution page)

          IN WITNESS WHEREOF, the Mortgagor has executed this Series 1989D Mortgage as of the date hereof.

Signed and acknowledged                    ENVIRONMENTAL PURIFICATION
in the presence of:                         INDUSTRIES COMPANY

                                           By National Purification, Inc.,
                                              General Partner


/s/                                        /s/
- ------------------------------             -----------------------------------
                                           Vice President


                                              and


                                           By Haden Purification, Inc.,
                                              General Partner


/s/                                        /s/
- ------------------------------             -----------------------------------
Witnesses as to Mortgagor                  Secretary-Treasurer